Exhibit (c)(28)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose August 11rd, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Review of Offers to Date Summary of Economic Terms Date Proposal Summary 4-Jun-2018 GP Proposal 1.60x Exchange Ratio (All equity) 20-Jul-2018 Revised GP Proposal 1.65x Exchange Ratio (All equity) 1.91x Exchange Ratio (1.71x + $3.84/unit cash) Response 3 25-Jul-2018Revised Midstream / Upstream 14-Jul-2018Midstream / Upstream Response1.96x Exchange Ratio (1.75x + $4/unit cash)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 36.00 $ 24.00 $ 34.00 $ 22.00 $ 32.25 $ 32.00 $ 31.79 $ 21.13 $ 21.00 $ 30.00 $ 20.00 $ 28.99 $ 19.34 $ 28.00 $ 18.00 $ 26.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Mar-2018 May-2018 Aug-2018 Jan-2018 Mar-2018 May-2018 Aug-2018 Absolute Price AMZ Indexed (26-Jan) AMZ Indexed (23-Feb) Source: Bloomberg market data as of 10-Aug-2018 4

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream and GP Market Cap Based on 5-Trading Day VWAP & AMZ Mechanics | Since 01-Jun-2017 Index | Status Quo Series B Conversion 66% 64% 63% 62% 60% 60% 58% 57% 56% 54% Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 May-18 Aug-18 Source: Bloomberg market data as of 10-Aug-2018 5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Historical Midstream and GP Market Cap

INVESTMENT BANKING DIVISION

Based on 5-Trading Day VWAP & AMZ Index | Status Quo Series B Conversion Mechanics | Since 01-Jun-2017

Exchange Ratio Required To Equal Percent of Total Status Quo Equity (Assuming 18.5mm Shares to Series B)

Midstream Perspective[1]


2.0000 x
1.8000 x
1.6000 x
1.4000 x
1.2000 x
1.0000 x
Jun-17
Aug-17
Oct-17
Dec-17
Mar-18
May-18
Aug-18
1.8041 x
1.6221 x
1.4602 x

GP Perspective[2]


2.0000 x
1.8000 x
1.6000 x
1.4000 x
1.2000 x
1.0000 x
Jun-17
Aug-17
Oct-17
Dec-17
Mar-18
May-18
Aug-18
1.6840 x
1.5140 x
1.3629 x
Absolute
AMZ Indexed (26-Jan)
AMZ Indexed (23-Feb)

Source: Bloomberg market data as of 10-Aug-2018

[1] Defined as the exchange ratio that results in Midstream owning an percent of the pro forma company equivalent to their percentage of the observed market cap, with GP's shares plus the 18.5mm shares equivalent to GP's percentage of the observed market cap. [2] Defined as the exchange ratio that results in GP owning a percent of the pro forma company equivalent to its percentage of the observed market cap, with Midstream's units plus the portion of the 18.5mm shares issued to the Series B that is in excess of the market conversion mechanism of the Series B equivalent to GP's portion of the observed market cap. The portion of the 18.5mm units issued to the Series B that would also be issued based on the status quo mechanism is included in GP's ownership.

6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios Last Close 30 Trading Day VWAP Illustrative Exchange Ratio Range Based on Initial GP Offer and Current Midstream Counter Shares Issued for Midstream¹ 314 307 310 320 329 339 348 Metrics Current Last Close 30-Trading Day VWAP Midstream VWAP / GP Closing Price At 23-Feb-2018 (Committee Formation) Last Close 30-Trading Day VWAP Midstream VWAP / GP Current Price Midstream GP Implied Premia $ 32.25 31.05 31.05 $ 19.34 19.04 19.34 0% 2 4 (2)% 0 2 (1)% 1 3 2% 4 6 5% 7 9 $ 26.49 29.47 29.47 $ 19.19 20.66 19.19 23% 27% 23 30% 26 34% 30 20 9 6 7 11 14 17 At 26-Jan-2018 (1 Trading Day Prior to Strategic Review) Last Close 30-Trading Day VWAP Midstream VWAP / GP Current Price Pro Forma Ownership - All Equity Midstream Series B GP $ 33.13 30.23 30.23 $ 22.02 19.93 22.02 8% 8 23% 22 35 9 12 15 19 21 19 60.5% 3.6 35.9 60.0% 3.6 36.4 60.3% 3.6 36.1 61.0% 3.5 35.5 61.7% 3.5 34.9 62.3% 3.4 34.3 63.0% 3.3 33.7 10-20% Premium Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 10-Aug-2018 1 Includes ~1mm units under Midstream’s LTIP and ~187mm common units outstanding. 7 10%13%16%20% 20 242731 11% 10 20% 1619 21% 18% 1714 8% 11% 1013 1215 Illustrative Exchange Ratios (Midstream / GP)1.67 x1.63 x1.65 x1.70 x1.75 x1.80 x1.85 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Values Pro Forma Arkose GP + Midstream Illustrative Equity Uplift Before Cash Consideration 0% 5% 10% 15% 25% 35% 45% 55% 65% 75 % Illustrative Equity Value Before Cash Consideration (Current Combined Equity, 5-75% Increase in Value) (-) Cash Consideration (Illustrative $400mm Cash Pool) $ 9,762 $ 10,250 $ 10,739 $ 11,227 $ 12,203 $ 13,179 $ 14,155 $ 15,132 $ 16,108 $ 17,084 0 0 0 0 0 0 0 0 0 0 % PF Change in Equity Value 0% 5% 10% 15% 25% 35% 45% 55% 65% 75 % Implied Share Price / % Change vs. Current Share Price ($19.34) 1.650 x 1.750 1.850 Implied Share Price + Pro Rata Cash Proceeds / % Premium vs. Current Share Price ($32.25) 1.650 x 1.750 1.850 % Premium vs. 23-Feb-2018 Indexed Price ($28.53) 1.650 x 1.750 1.850 % Premium vs. 26-Jan-2018 Indexed Price ($31.28) 1.650 x 1.750 1.850 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 10-Aug-2018 Note: Analysis assumes 18.5mm shares issued to Series B. Exchange ratios shown reflect 1.65x, 1.75x, and 1.85x all in exchange ratios after incorporating the $400mm cash pool. 1 PV10 calculated based on midyear convention and discounted to 30-Jun-2018. PV10 of residual step up calculated from PWC/Arkose provided depreciation schedule for step up in tax basis assuming 1.75x exchange ratio and share/unit prices as of 03-Aug-2018; analysis assumes 25.3% tax rate. 2 Arkose status quo equity value based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. Pro forma share count includes LTIP. 8 (0)% 5% 10% 15% 25% 35% 45% 55% 65% 75% 2% 7% 13% 18% 28% 38% 48% 59% 69% 79% 4% 10% 15% 20% 31% 41% 51% 62% 72% 83 % Exchange Ratio to Midstream 10% 15% 21% 26% 37% 48% 59% 70% 81% 92% 12% 18% 23% 29% 40% 51% 63% 74% 85% 96% 15% 20% 26% 32% 43% 55% 66% 78% 89% 100 % Exchange Ratio to Midstream $ 31.27 / (3)% $ 32.00 / (1)% $ 32.83 / 2% $ 34.40 / 7% $ 35.96 / 12% $ 39.09 / 21% $ 42.22 / 31% $ 45.34 / 41% $ 48.47 / 50% $ 51.60 / 60% $ 54.72 / 70% $ 33.60 / 4% $ 35.20 / 9% $ 36.80 / 14% $ 40.00 / 24% $ 43.20 / 34% $ 46.40 / 44% $ 49.60 / 54% $ 52.80 / 64% $ 56.00 / 74% $ 32.67 / 1% $ 34.31 / 6% $ 35.94 / 11% $ 37.58 / 17% $ 40.84 / 27% $ 44.11 / 37% $ 47.38 / 47% $ 50.65 / 57% $ 53.91 / 67% $ 57.18 / 77 % Exchange Ratio to Midstream Midstream Perspective $ 18.95 / (2)% $ 19.90 / 3% $ 20.85 / 8% $ 21.80 / 13% $ 23.69 / 22% $ 25.59 / 32% $ 27.48 / 42% $ 29.38 / 52% $ 31.27 / 62% $ 33.17 / 71% $ 18.28 / (5)% $ 19.20 / (1)% $ 17.66 / (9)% $ 18.55 / (4)% $ 20.11 / 4% $ 21.03 / 9% $ 22.86 / 18% $ 24.68 / 28% $ 26.51 / 37% $ 28.34 / 47% $ 30.17 / 56% $ 32.00 / 65% $ 19.43 / 0% $ 20.31 / 5% $ 22.08 / 14% $ 23.84 / 23% $ 25.61 / 32% $ 27.38 / 42% $ 29.14 / 51% $ 30.91 / 60 % Exchange Ratio to Midstream GP Perspective Illustrative PF Equity Value² $ 9,762 $ 10,250 $ 10,739 $ 11,227 $ 12,203 $ 13,179 $ 14,155 $ 15,132 $ 16,108 $ 17,084 Illustrative Uplift from $289mm PV10 of Forecasted S.Q. GP Cash Taxes + Residual Step Up: $10,1271 Illustrative Uplift from $289mm PV10 of Forecast S.Q. GP Cash Taxes: $9,6511

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Reference Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Values Pro Forma Arkose GP + Midstream Illustrative Equity Uplift Before Cash Consideration 0% 5% 10% 15% 25% 35% 45% 55% 65% 75 % Illustrative Equity Value Before Cash Consideration (Current Combined Equity, 5-75% Increase in Value) (-) Cash Consideration (Illustrative $400mm Cash Pool) $ 9,762 $ 10,250 $ 10,739 $ 11,227 $ 12,203 $ 13,179 $ 14,155 $ 15,132 $ 16,108 $ 17,084 (400) (400) (400) (400) (400) (400) (400) (400) (400) (400) % PF Change in Equity Value (4)% 1% 6% 11% 21% 31% 41% 51% 61% 71 % Implied Share Price / % Change vs. Current Share Price ($19.34) 1.540 x 1.64 1.74 Implied Share Price + Pro Rata Cash Proceeds / % Premium vs. Current Share Price ($32.25) 1.540 x 1.640 1.740 % Premium vs. 23-Feb-2018 Indexed Price ($28.53) 1.540 x 1.640 1.740 % Premium vs. 26-Jan-2018 Indexed Price ($31.28) 1.540 x 1.640 1.740 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 10-Aug-2018 Note: Analysis assumes 18.5mm shares issued to Series B. Exchange ratios shown reflect 1.65x, 1.75x, and 1.85x all in exchange ratios after incorporating the $400mm cash pool. 1 PV10 calculated based on midyear convention and discounted to 30-Jun-2018. PV10 of residual step up calculated from PWC/Arkose provided depreciation schedule for step up in tax basis assuming 1.75x exchange ratio and share/unit prices as of 03-Aug-2018; analysis assumes 25.3% tax rate. 2 Arkose status quo equity value based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. Pro forma share count includes LTIP. 10 Additional Reference Materials 0% 2% 5% 10% 15% 24% 34% 44% 53% 63% 73% 7% 12% 17% 27% 37% 47% 57% 67% 77% 5% 10% 15% 20% 30% 40% 51% 61% 71% 81 % Exchange Ratio to Midstream 10% 15% 20% 26% 36% 47% 58% 68% 79% 90% 12% 18% 23% 29% 40% 51% 62% 72% 83% 94% 15% 20% 26% 32% 43% 54% 65% 76% 88% 99 % Exchange Ratio to Midstream $ 31.29 / (3)% $ 32.81 / 2% $ 34.33 / 6% $ 35.85 / 11% $ 38.89 / 21% $ 41.93 / 30% $ 44.97 / 39% $ 48.01 / 49% $ 51.05 / 58% $ 54.09 / 68% $ 32.04 / (1)% $ 33.60 / 4% $ 35.16 / 9% $ 36.72 / 14% $ 39.84 / 24% $ 42.96 / 33% $ 46.08 / 43% $ 49.20 / 53% $ 52.32 / 62% $ 55.44 / 72% $ 32.75 / 2% $ 34.34 / 6% $ 35.94 / 11% $ 37.53 / 16% $ 40.73 / 26% $ 43.92 / 36% $ 47.11 / 46% $ 50.31 / 56% $ 53.50 / 66% $ 56.69 / 76 % Exchange Ratio to Midstream Midstream Perspective $ 18.94 / (2)% $ 18.24 / (6)% $ 19.92 / 3% $ 20.91 / 8% $ 21.90 / 13% $ 23.87 / 23% $ 25.85 / 34% $ 27.82 / 44% $ 29.80 / 54% $ 31.77 / 64% $ 33.75 / 74% $ 19.19 / (1)% $ 20.14 / 4% $ 21.10 / 9% $ 23.00 / 19% $ 24.90 / 29% $ 26.80 / 39% $ 28.70 / 48% $ 30.61 / 58% $ 32.51 / 68% $ 17.60 / (9)% $ 18.51 / (4)% $ 19.43 / 0% $ 20.35 / 5% $ 22.18 / 15% $ 24.02 / 24% $ 25.85 / 34% $ 27.69 / 43% $ 29.52 / 53% $ 31.36 / 62 % Exchange Ratio to Midstream GP Perspective Illustrative PF Equity Value² $ 9,362 $ 9,850 $ 10,339 $ 10,827 $ 11,803 $ 12,779 $ 13,755 $ 14,732 $ 15,708 $ 16,684 Illustrative Uplift from $289mm PV10 of Forecasted S.Q. GP Cash Taxes + Residual Step Up: $10,1271 Illustrative Uplift from $289mm PV10 of Forecast S.Q. GP Cash Taxes: $9,6511

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream and GP Market Cap Based on 5-Trading Day VWAP & AMZ Index | Status Quo Series B Conversion Mechanics | Since 1-Jun-2018 Midstream Market cap $ 7,000 $ 6,500 $ 6,027 $ 5,940 $ 5,526 $ 6,000 $ 5,500 $ 5,000 $ 4,500 $ 4,000 Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 May-18 Aug-18 GP Market Cap $ 4,500 $ 4,119 $ 3,985 $ 4,000 $ 3,635 $ 3,500 $ 3,000 $ 2,500 Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 May-18 Aug-18 Source: Bloomberg market data as of 10-Aug-2018 Additional Reference Materials 11

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Determining Arkose's Overall Status Quo Yield

INVESTMENT BANKING DIVISION

($ in millions, except per share / unit data)

Calculation of Combined Equity Value

	Current Close	AMZ Indexed Price 26-Jan	AMZ Indexed Price 23-Feb
Basic Midstream Units	187		
(+) Midstream LTIP	1		
Midstream Diluted Unit Count	188		
(x) Midstream Unit Price	$ 32.25	$ 31.79	$ 28.99
Midstream Diluted Equity Value	$ 6,067	$ 5,980	$ 5,454
Current Premium (Discount) to Index		1 %	11 %
GP Shares	186	186	186
(+) Series B Converted Shares[1]	4.9	5.5	5.5
GP Diluted Share Count	191	192	192
(x) GP Share Price	$ 19.34	$ 21.13	$ 21.00
GP Diluted Equity Value	$ 3,696	$ 4,050	$ 4,025
Current Premium (Discount) to Index		(9)%	(8)%
Arkose GP Diluted Equity Value	$ 9,763	$ 10,030	$ 9,479
Current Premium (Discount) to Index		(3)%	3 %

Calculation of Yield

	Based on Current Prices 2019	Based on Current Prices 2020	Based on 26-Jan Index 2019	Based on 26-Jan Index 2020	Based on 23-Feb Index 2019	Based on 23-Feb Index 2020
Midstream LP DPU	$ 2.21	$ 2.85				
(/) Midstream Unit Price	32.25	32.25	31.79	31.79	28.99	28.99
Implied Yield	6.9 %	8.8 %	7.0 %	9.0 %	7.6 %	9.8 %
GP DPS	$ 0.89	$ 1.34				
(/) GP Share Price	19.34	19.34	21.13	21.13	21.00	21.00
Implied Yield	4.6 %	6.9 %	4.2 %	6.3 %	4.2 %	6.4 %
Distributable Cash Flow[2]	$ 795	$ 950				
Distributed Cash[3]	591	802				
Implied Equity Value / Total DCF	12.3 x	10.3 x	12.6 x	10.6 x	11.9 x	10.0 x
Implied Distribution Yield	6.1 %	8.2 %	5.9 %	8.0 %	6.2 %	8.5 %

Source: Arkose Projections and Bloomberg market data as of 10-Aug-2018
Note: Share counts based on 2Q2018 Midstream and GP 10-Qs.
[1] *Current Close based on 20-day VWAP; Indexed Series B values based on GP status quo market cap and status quo Series B conversion.*
[2] *Based on total DCF at Midstream, excluding taxes at GP.*
[3] *Based on distributions to LPs at Midstream, distributions to Series B unitholders, and dividends to GP shareholders.*

Additional Reference Materials 12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Potential Exhibits for Revised Offer Letter

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Many of Midstream’s Investors Sensitive Are Not Tax More Than Half Of the Units Are Shielded by Upstream’s NOLs … Estimated Burdens | 1.65x Exchange Ratio PPublic 47% UUpstream 53% $ 3.42 … And Many Of The Public Units Are Held In Entities That Are Less Sensitive to Tax Considerations Other 39% Corporations 53% Federal Taxes Only Federal Taxes + State and Local Taxes Federal Taxes + State and Local Taxes + Taxes On Incremental Consideration to Cover Taxes Tax Exempt Entities 7% Foreign Entities 7% Source: Arkose Merger Model, tax basis information provided by PWC, and Bloomberg market data as of 10-Aug-2018 Note: Tax exempt entities include exempt organizations, pension plans, IRAs, and Roth IRAs. Other includes partnerships, individuals, trusts, clearing entities, estates, qualified retirement plans, unknown entities, and educational IRAs. 14 Potential Exhibits for Revised Offer Letter $ 2.43 $ 1.98

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Turnover in Midstream's Investor Base Suggest Tax Implications are Primarily a Matter of Timing

INVESTMENT BANKING DIVISION

On average, ~1% of Midstream's float is traded on a given day



1,200
1,000
800
600
400
200
0
Trading Days to Turnover (Float / Daily Value Traded)[1]
322
187
161
Aug-17
Nov-17
Feb-18
May-18
Aug-18
Days to Turn Over
Top Quartile
Bottom Quartile

Summary Statistics		
	Days to Turnover	Years to Turnover[2]
Bottom Quartile	161	0.64
Median	225	0.89
Top Quartile	322	1.28

The present value impact of accelerating a unitholder's tax liability is minimal[3]



$2.15
$ 2.43
Sell Midstream Unit in ~1.25 Years
Taxable Exchange of Midstream Unit for 1.65 x GP Shares

Source: Arkose Merger Model and tax basis information provided by PWC, Thomson Reuters shareholder data, Blomberg market data as of 10-Aug-2018
[1] Float based on total public units and daily VWAP. [2] Assumes 252 trading days per year. [3] Includes state and local taxes, implying a tax liability of $2.27 today. For illustrative purpose, analysis assumes no change in tax liability upon sale in 1.25 years. Present value analysis assuming 10% discount rate.

Potential Exhibits for Revised Offer Letter
15

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Unitholders Are Better Off Even Accounting for Incremental Cash Taxes $ 2.21 $ 0.00 $ 0.01 $ 0.00 $ 31.91 $ 3.53 $ 2.85 $ 0.40 $ 0.11 At Close 2019 2020 2021 2022 Sale at YE 2022 Pre Tax Cash Flow || Cash Taxes || After Tax Cash Flow Source: Arkose Projections, Arkose Merger Model, tax basis calculations provided by PWC, and Bloomberg market data as of 10-Aug-2018 16 Potential Exhibits for Revised Offer Letter (1.65 x Exchange Ratio | No Cash) $ 4.30 $ 2.21$ 0.19$ 0.28 $ 2.09 $ 29.82 $ 3.90 $ 3.25 $ 2.65 $ 2.10 $(2.43) PV10 of Cash Flows: $ 27.60 Pro Forma $ 4.10 $ 2.85$ 3.42$ 0.01 $ 32.25 $ 7.09 $ 25.16 $ 4.09 $ 3.41 $ 2.85 N/A $ 2.21 At Close2019202020212022 Sale at YE 2022 PV10 of Cash Flows: $ $27.38 Status Quo

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Basis of Presentation – Status Quo After Tax Cash Flow to Midstream Unitholders

INVESTMENT BANKING DIVISION

	Tax Rate	2018	2019	2020	2021	2022	Terminal
Midstream Distributions		$ 1.72	$ 2.21	$ 2.85	$ 3.42	$ 4.10	
(-) Projected Tax Liability[1]		0.00	(0.00)	(0.00)	(0.01)	(0.01)	
After Tax Distribution		$ 1.72	$ 2.21	$ 2.85	$ 3.41	$ 4.09	
Basis at YE17							$ 23.27
(-) Distributions Received (2018-2022)							(14.30)
(+) Net Income Allcoated (2018-2022)							(2.83)
Basis at YE2022							$ 6.14
Sale at 12/31/2022 - Assumes Current Midstream Unit Price							$ 32.25
(-) Basis at YE2022							(6.14)
(-) Passive Activity Losses at YE2022							(3.96)
Gains Subject to Tax							$ 22.15
Ordinary Gain / (Loss)							$ 18.94
Capital Gain / (Loss)							3.21
Total Gain / (Loss)							$ 22.15
Ordinary Income Taxes[2]	33.4%						$ 6.33
Capital Gain / (Loss)	23.8%						0.76
Total Cash Taxes Upon Sale							$ 7.09
Sale at 12/31/2022 - Assumes Current Midstream Unit Price							$ 32.25
(-) Total Cash Taxes Upon Sale							(7.09)
Net Proceeds from Sale of Unit							$ 25.16
Status Quo After Tax Cash Flows to Midstream Unitholders			$ 2.21	$ 2.85	$ 3.41	$ 4.09	$ 25.16
PV of Cash Flows (YE 2018)			$2.11	$2.47	$2.69	$2.93	$17.18
Net Present Value			$ 27.38				

Source: Arkose Projections, Arkose Merger Model, tax basis calculations provided by PWC, and Bloomberg market data as of 10-Aug-2018
[1] Based on PWC projected income allocation and assumed 33.4% ordinary income tax rate.
[2] Includes 37% ordinary income rate, 20% partnership deduction on ordinary income, and 3.8% investment income tax rate.

Potential Exhibits for Revised Offer Letter 17

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Basis of Presentation – Pro Forma After Tax Cash Flow to Midstream Unitholders

1.65 x Exchange Ratio | All Equity

		2018	2019	2020	2021	2022	Terminal
Tax Basis at Year End 2017		$ 23.27					
Taxes Incurred in Merger		(2.43)					
Cash Received from Offer		0.00					
Stepped Up Basis Upon Close		31.91					
Dividends to Pro Forma Midstream Unitholder			$2.21	$2.85	$3.53	$4.30	
% RoC			80%	71%	67%	61%	
% QD			20%	29%	33%	39%	
Return of Capital			$1.76	$2.03	$2.36	$2.64	
Qualified Dividends	Tax Rate		0.45	0.81	1.17	1.66	
Projected Tax Liability	23.8%		(0.11)	(0.19)	(0.28)	(0.40)	
After Tax Distributions			$2.10	$2.65	$3.25	$3.90	
Sale at 12/31/22 - Assumes No Change in Value from Consideration Received in Transaction							$ 31.91
(-) Basis on Conversion							(31.91)
(+) Dividends Treated as Return of Captial							8.79
Gain on Sale	Tax Rate						$ 8.79
Tax on Gain	23.8%						$ 2.09
Sale at 12/31/22 - Assumes No Change in Value from Consideration Received in Transaction							31.91
(-) Taxes on Gain							(2.09)
Net Proceeds							$ 29.82
Total Cash Flow		(2.43)	$2.10	$2.65	$3.25	$3.90	$ 29.82
PV of Cash Flows (YE 2018)		$(2.43)	$ 2.00	$ 2.30	$ 2.56	$ 2.80	$ 20.37
Net Present Value		$ 27.60					

Source: Arkose Projections, Arkose Merger Model, tax basis calculations provided by PWC, and Bloomberg market data as of 10-Aug-2018

Potential Exhibits for Revised Offer Letter

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